Exhibit 10.32
EXCHANGE AGREEMENT
THIS EXCHANGE AGREEMENT (“Agreement”), is made and entered into as of the 25th day of July, 2008 by and among PET EXPRESS SUPPLY, INC., a Nevada corporation (“PETX”); C J VISION ENTERPRISES, INC., a Delaware corporation, d/b/a “Woozyfly.com” (“CJVE”); RENEA YAMADA, an individual (“Yamada”); DIGITAL FX INTERNATIONAL, INC. (“DFX”), VISION OPPORTUNITY MASTER FUND, LTD. (“Vision”), BLEECKER HOLDINGS, INC. (“BHI”); WF HOLDINGS, LLC (“WFH”); CORPORATE COMMUNICATIONS NETWORK, INC. (“CCN”); LYNN COLE CAPITAL CORP. (“LCCC”); MKM OPPORTUNITY MASTER FUND, LTD. (“MKM”); PETER NEWMAN; and those Persons who have executed or shall subsequently execute this Agreement under the heading “Additional CJVE Stockholders”. DFX, Vision, BHI and WHF are sometimes collectively referred to herein as the “CJVE Principal Stockholders” and Yamada is sometimes referred to herein as the “PETX Principal Stockholder". CCN, LCCC, and MKM are sometimes collectively referred to herein as the “CJVE Convertible Noteholders”.
RECITALS:
A. PETX desires to acquire all of the issued and outstanding capital stock of CJVE, through an exchange (the “Share Exchange”) of PETX common stock for 100% of the outstanding common stock of CJVE and an exchange (the “Note Exchange”) of PETX notes for 100% of the outstanding notes of CJVE.
B. It is the intention of the Parties hereto that the exchange of securities hereunder shall qualify as transactions in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where the CJVE securities holders reside.
C. PETX and CJVE desire to issue convertible promissory notes to lenders, including CCN, LCCC, and MKM, who shall, on the Closing Date or as promptly as possible thereafter, loan to PETX (the “Loan Transaction”) up to $5,000,000 pursuant to the Loan Agreement attached hereto as Exhibit A (the “Loan Agreement”).
D. The board of directors of each of PETX and CJVE, and the PETX Principal Stockholder and the CJVE Principal Stockholders each deem it to be in the best interests of PETX and CJVE and their respective shareholders to consummate the Share Exchange and the Note Exchange, as a result of which: (i) PETX shall acquire all of the issued and outstanding shares of CJVE Common Stock, and (ii) the holders of 100% of the issued and outstanding shares of CJVE Common Stock shall be issued the “Exchange Shares” (as hereinafter defined), to represent a substantial majority of the “PETX Fully-Diluted Common Stock” (as hereinafter defined).
NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:
DEFINITIONS
As used in this Agreement, the following terms shall have the meanings set forth below:
“Additional CJVE Stockholders” shall mean the Persons, other than the CJVE Principal Stockholders, who are holders of all of the issued and outstanding shares of CJVE Common Stock as at the Closing Date that are not owned of record by the CJVE Principal Stockholders.

“Affiliate” means any one or more Person controlling, controlled by or under common control with any other Person or their affiliate.
“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Share Exchange and/or the Parties.
“Business Day” shall mean any day, excluding Saturday, Sunday and any other day on which national banks located in New York, New York shall be closed for business.
“CJVE Common Stock” means the 5,000,000 Common Shares, $0.01 par value per share, of CJVE authorized pursuant to its certificate of incorporation, as amended, through the Closing Date.
“CJVE Common Stockholders” means the collective reference to the holders of CJVE Common Stock.
“CJVE Convertible Noteholders” means the collective reference to CCN, LCCC, and MKM, the holders of the CJVE Convertible Notes.
“CJVE Convertible Notes” shall mean all of the CJVE Convertible Promissory Notes issued and outstanding at the Closing Date, all of which are listed on Schedule 2.11 attached hereto.
“CJVE Newman Note” shall mean the CJVE non-convertible note issued by CJVE to Peter Newman, outstanding at the Closing Date, and described in Schedule 2.11 attached hereto.
“CJVE Options” shall mean options to purchase an aggregate of up to 739,835 shares of CJVE Common Stock that are outstanding as at the Closing Date and are being exchanged for an equal number of PETX options.
“CJVE Preferred Stock” shall mean the 2,000,000 shares of preferred stock, par value $0.001 per share, authorized for issuance under the CJVE Certificate of Incorporation, and designated as New Series A Redeemable Convertible Preferred Stock.
“CJVE Stockholder Parties” shall mean the collective reference to the CJVE Principal Stockholders and the Additional CJVE Stockholders.
“CJVE Security Holders” shall mean the CJVE Stockholder Parties, the CJVE Convertible Noteholders, Newman, and the holders of the CJVE Options and the CJVE Warrants.
“CJVE Warrants” shall mean the following warrants that are outstanding as at the Closing Date, and are being exchanged for Exchange Warrants of PETX as provided hereunder (i) the Vision Warrant and (ii) the other issued and outstanding CJVE Warrants to purchase 69,085 shares of CJVE Common Stock.
“Closing Date” shall mean the date upon which the Share Exchange shall be consummated.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Notes” shall mean aggregate principal amount of $350,000 of 6% Convertible Notes of PETX, which shall have the same terms the terms of the 6% Convertible Notes issued by PETX pursuant to the Loan Agreement.

“Exchange Shares” shall mean the collective reference to the shares of PETX Common Stock to be issued to the CJVE Stockholder Parties on the Closing Date.
“Exchange Warrants” shall mean warrants to purchase shares of PETX issued to the holders of CJVE Warrants as provided in Section 1.1(d) hereof, including (i) the Vision Warrant, and (ii) the warrants being issued to all holders of CJVE Warrants other than Vision, which shall have the same terms as the warrants issued by PETX pursuant to the Loan Agreement.
“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor Institutes concerning the treatment of any accounting matter.
“Knowledge” means the knowledge after reasonable inquiry.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.
“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a consolidated whole.
“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.
“PETX Common Stock” shall mean the 100,000,000 shares of common stock of PETX, $0.001 par value per share, authorized pursuant to the Articles of Incorporation of PETX, as amended through the Closing Date.
“PETX Fully-Diluted Common Stock” means the maximum number of shares of PETX Common Stock that are issued and outstanding immediately after the Closing (but prior to the consummation of the Loan Transaction), after giving effect to the following transactions described in Article One of this Agreement:
(a) the return to the treasury of PETX for cancellation that number of shares of PETX Common Stock owned by the PETX Principal Stockholder as is specified in Section 1.1 hereof, such that there shall be 700,000 shares of PETX Common Stock outstanding on the Closing Date;
(b) the issuance of all 2,235,112 Exchange Shares to the CJVE Stockholder Parties on the Closing Date;
(c) the issuance of up to 87,500 shares of PETX Common Stock that are issuable upon conversion of all Exchange Notes issued to the CJVE Noteholders on the Closing Date;
(d) the issuance of up to 69,085 shares of PETX Common Stock that are issuable upon the exercise of all warrants to purchase PETX Common Stock that are exchanged for warrants to purchase shares of CJVE Common Stock hereunder on the Closing Date;
(e) the issuance of up to 739,835 shares of PETX Common Stock that are issuable upon the exercise of all options granted on or after the Closing Date, as provided herein, in exchange for options to purchase an aggregate of up to 739,835 shares of CJVE Common Stock that are outstanding as at the Closing Date.

“PETX Securities” shall mean the Exchange Shares, the Exchange Notes, the Exchange Warrants, the note issued in exchange for the CJVE Newman Note, the options issued in exchange for the CJVE Options and the PETX Common Stock issuable upon exercise of such options and warrants and conversion of the Exchange Notes.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:
(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and
(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and
(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.
“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Vision Warrant” is the CJVE Warrant held by Vision at the Closing Date hereof.
ARTICLE 1
EXCHANGE OF SECURITIES
1.1 Share Exchange; Warrants and Options.
(a) On or before the Closing Date and subject to and upon the terms and conditions of this Agreement, the PETX Principal Stockholder shall have contributed back to the treasury of PETX such number of the shares of PETX Common Stock then owned by the PETX Principal Stockholder, that the aggregate number of shares of PETX Common Stock issued and outstanding at the Closing Date, prior to the issuance of Exchange Shares, is 700,000 shares of PETX Common Stock.
(b) On the Closing Date and subject to and upon the terms and conditions of this Agreement:
the CJVE Stockholder Parties shall sell, assign, transfer and exchange (collectively, “Transfer”) to PETX all of the issued and outstanding shares of CJVE Common Stock and CJVE Preferred Stock owned of record on the Closing Date by them.

(c) On the Closing Date, and in exchange for the Transfer to it of the shares of CJVE Common Stock and CJVE Preferred Stock, PETX shall issue to the CJVE Stockholder Parties the following Exchange Shares:
(i) the CJVE Common Stockholders shall receive an aggregate of 1,515,112 shares of PETX Common Stock;
(ii) the holder of CJVE Preferred Stock shall receive 720,000 shares of PETX Common Stock;
(d) On the Closing Date, each of the holders of CJVE Warrants shall surrender their CJVE Warrant back to the treasury of CJVE, and in exchange:
(i) PETX shall issue to Vision a warrant to purchase 629,424 shares of PETX Common Stock, in substantially the form of Exhibit B attached hereto; and
(ii) PETX shall issue to the holders of CJVE Warrants other than Vision Exchange Warrants to purchase 69,085 shares of PETX Common Stock;
(e) As soon as practicable after the Closing Date, any options entitling the holder to purchase shares of CJVE Common Stock as at the Closing Date shall be exchanged for a like number of options to purchase shares of PETX Common Stock, at the purchase price set forth in the respective options when originally granted.
1.2 Exchange Notes; Newman Note. In connection with the transactions contemplated by this Agreement, on the Closing Date:
(a) Each CJVE Convertible Note, including any accrued and unpaid interest thereon, shall be returned to the treasury of CJVE for cancellation and in exchange, PETX shall issue to each of the CJVE Convertible Noteholders an Exchange Note, in principal amount equal to the principal amount of the CJVE Convertible Note being exchanged. The accrued interest on each of the CJVE Convertible Notes shall be paid to the holder in cash by PETX within 5 business days following the Closing Date.
(b) The CJVE Newman Note, including any accrued and unpaid interest thereon, shall be returned to the treasury of CJVE for cancellation and in exchange, PETX shall issue to the holder thereof a non-convertible note of PETX, including substantially similar terms with respect to principal amount, interest, maturity, and mandatory prepayment as are contained in the CJVE Newman Note, and accrued interest shall be added to the principal of such note issued by PETX.
1.3 Exemption from Registration. The Parties intend that the Exchange Shares to be issued by PETX to the CJVE Principal Stockholders and the Additional CJVE Stockholders shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.
1.4 Closing. The closing of the Share Exchange and the Note Exchange (the “Closing”) will take place at such date as PETX and the CJVE Principal Stockholders shall agree (the “Closing Date”).
1.5 Stock Certificates. At the Closing, the CJVE Stockholder Parties shall deliver the certificates representing the CJVE Shares and the shares of CJVE Preferred Stock held by the CJVE Stockholder Parties Stockholders, duly endorsed (or with executed stock powers) so as to make PETX the sole owner thereof, and PETX shall issue to the CJVE Stockholder Parties all of the Exchange Shares issuable pursuant to this Agreement. Until so surrendered, each outstanding certificate which, prior to the Closing Date, represented CJVE Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Exchange Shares for which such CJVE Shares have been so exchanged. No dividend payable to holders of Exchange Shares of record as of any date subsequent to the Closing Date shall be paid to the owner of any certificate which, prior to the Closing Date, represented CJVE Shares, until such certificate or certificates representing all the relevant CJVE Shares, together with a stock transfer form, are surrendered as provided in this Article 1. All Exchange Shares for which the CJVE Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to such CJVE Shares.

1.6 Restrictions On Resale
PETX intends to issue the PETX Securities without registration under the Securities Act or qualification under any state securities law, and none of the PETX Securities may be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) PETX receives an opinion of counsel for the stockholder, reasonably satisfactory to counsel for PETX, that an exemption from the registration requirements of the Securities Act is available.
The certificates representing the PETX Securities shall contain a legend substantially as follows:
“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR PET EXPRESS SUPPLY, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR PET EXPRESS SUPPLY, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF
CJVE AND THE CJVE STOCKHOLDER PARTIES.
Each of (i) CJVE hereby represents and warrants to PETX, and (ii) solely as to Section 2.1(b) below, the CJVE Stockholder Parties, severally and not jointly and severally, represent and warrant to PETX, as follows:
2.1 Organization and Good Standing; Authority.
(a) CJVE is a corporation duly organized and validly existing under the laws of the State of Delaware.
(b) Each of the CJVE Stockholder Parties individually has the power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby is hereby authorized by the CJVE Stockholder Party. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which the CJVE Stockholder Party is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to such CJVE Stockholder Party or its properties. Each of the CJVE Stockholder Parties is the owner of record and beneficially of all of the issued and outstanding shares of CJVE Common Stock or CJVE Preferred Stock (collectively, “CJVE Securities”) set forth on Schedule 2.3, which CJVE Securities are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

(c) CJVE has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of CJVE. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which CJVE is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to CJVE or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificate of incorporation or by-laws of CJVE.
2.2 Capitalization. On the Closing Date, the authorized capital stock of CJVE consists of 5,000,000 shares of CJVE Common Stock, and 5,000,000 shares of CJVE Preferred Stock, of which (a) an aggregate of 1,515,112 shares of CJVE Common Stock and 72 shares of CJVE Preferred Stock are issued and outstanding. Except as set forth on Schedule 2.2, CJVE has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of CJVE.
2.3 Ownership of CJVE Shares. The CJVE Stockholder Parties set forth on Schedule 2.3 are the owners of record and beneficially of all of the issued and outstanding shares of CJVE Common Stock, CJVE Preferred Stock (collectively, “CJVE Securities”) set forth on Schedule 2.3, which CJVE Securities, to the best of CJVE’s knowledge, are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.
2.4 Financial Statements, Books and Records. Schedule 2.4 consists of (a) the audited financial statements (balance sheet, income statement, notes) of CJVE as of December 31, 2007 and for the fiscal year then ended (the “Annual Financial Statements”), and (b) the unaudited financial statements of CJVE as of March 31, 2008 and for the three months then ended (the “Interim 2008 Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”). The Financial Statements fairly represent the financial position of CJVE as at such dates and the results of their operations for the periods then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein and except that the Interim 2008 Financial Statements may not include all footnotes normally included under such generally accepted accounting principles. The books of account and other financial records of CJVE are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.
2.5 Access to Records; Form 8K. The corporate financial records, minute books and other documents and records of CJVE have been made available to PETX prior to the Closing hereof. The draft of the Form 8K to be filed by PETX with the Securities Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, which has been prepared by CJVE and made available to PETX prior to the Closing hereof, is complete and correct in all material respects.

2.6 No Material Adverse Changes. Except as set forth on Schedule 2.6, since March 31, 2008 there has not been:
(a) any material adverse change in the financial position of CJVE except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of CJVE;
(b) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of CJVE whether or not covered by insurance;
(c) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of CJVE capital stock;
(d) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by CJVE of any properties or assets; or
(e) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.
2.7 Taxes. CJVE as of December 31, 2007, has filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which had become due as of December 31, 2007, and there are no deficiency notices outstanding.
2.8 Compliance with Laws. To the best of CJVE’s knowledge, CJVE has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of CJVE.
2.9 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:
(a) violate any provision of the certificate of incorporation or By-Laws of CJVE;
(b) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which CJVE is a party or by or to which it or any of its assets or properties may be bound or subject;
(c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, CJVE or upon the properties or business of CJVE; or
(d) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of CJVE.
2.10 Actions and Proceedings. CJVE is not a party to any material pending litigation or, to its knowledge, any governmental investigation or proceeding not reflected in the CJVE Financial Statements, and to its best knowledge, no material litigation, claims, assessments or Non-governmental proceedings are threatened against CJVE.
2.11 Material Contracts; Real Estate. Schedule 2.11 sets forth any material contract or arrangement to which CJVE is a party or by or to which it or its assets, properties or business are bound or subject. Except as set forth on Schedule 2.11, CJVE owns no real property nor is a party to any leasehold agreement.

2.12 Brokers or Finders. No broker’s or finder’s fee will be payable by CJVE in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by CJVE or any of the CJVE Stockholder Parties.
2.13 Assets. CJVE holds all rights, title and interest in its material assets free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances, except as set forth on Schedule 2.13 hereto.
2.14 Liabilities. CJVE did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as “Liabilities”), which are not fully, fairly and adequately reflected on the Financial Statement except for a specific Liabilities set forth in the Unaudited Financial Statements or on Schedule 2.14 attached hereto and made a part hereof. As of the date of Closing, CJVE will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements except for Liabilities incurred in the ordinary course of business and as set forth in Schedule 2.14. There is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business.
2.15 Operations of CJVE. From March 31, 2008 through the Closing Date, CJVE has not and will not have:
(a) except as set forth in Schedule 2.15, declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;
(c) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;
(d) except in the ordinary course of business, and except as set forth in Schedule 2.15 hereof, incurred or assumed any indebtedness or liability (whether or not currently due and payable);
(e) disposed of any assets of CJVE except in the ordinary course of business,;
(f) materially increased the annual level of compensation of any executive employee of CJVE;
(g) increased, terminated, amended or otherwise modified any plan for the benefit of employees of CJVE;
(h) except as set forth in Schedule 2.15 hereof, issued any equity securities or rights to acquire such equity securities; or
(i) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.
2.16 Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of CJVE has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.17 Full Disclosure. No representation or warranty by CJVE in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by CJVE pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of CJVE.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF
PETX AND THE PETX PRINCIPAL STOCKHOLDER
PETX and the PETX Principal Stockholder hereby jointly and severally represent and warrant to the CJVE Common Stockholders, as follows:
3.1 Organization and Good Standing. PETX is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. PETX has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.
3.2 Corporate Authority. PETX has the corporate power to enter into this Agreement and to perform their respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of PETX as required by Nevada law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which PETX is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to PETX or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles of Incorporation or by-laws of PETX.
3.3 PETX Capitalization. As of the date of this Agreement, PETX is authorized to issue 100,000,000 shares of PETX Common Stock, $0.001 par value per share. An aggregate of  _____  shares of PETX Common Stock are issued and outstanding, of which 5,000,000 shares of PETX are owned of record and beneficially by the PETX Principal Stockholder. Except for 350,000 shares of PETX Common Stock issuable upon exercise of an outstanding warrant, no shares of PETX Common Stock are reserved for issuance pursuant to any convertible securities, options or warrants.
3.4 PETX Balance Sheet; Assets and Liabilities.
(a) The Form 10KSB of PETX for the fiscal year ended December 31, 2007 includes the audited balance sheet, statement of operations and statement of cash flows of PETX as at December 31, 2007 and for the fiscal year then ended (the “PETX 2007 Audited Financial Statements”). The Form 10QSB of PETX for the quarter ended March 31, 2008, includes the unaudited balance sheet, statement of operations and statement of cash flows of PETX as at March 31, 2008 and for the three months then ended (the “PETX 2008 Financial Statements”). Except as set forth on the PETX Balance Sheet as at March 31, 2008 or otherwise disclosed on Schedule 3.4, as at March 31, 2008 and for all periods subsequent thereto, PETX has no other assets and has incurred no other liabilities, debts or obligations, whether fixed, contingent or otherwise required to be set forth on a balance sheet prepared in accordance with GAAP. The books of account and other financial records of PETX are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.
(b) Except as disclosed in its SEC filings, PETX has no operating assets or liabilities, and has not conducted any trade or business activities whatsoever. Except for this Agreement, PETX has no material contracts.

3.5 No Material Adverse Changes. Since March 31, 2008:
(a) There have not been any material adverse changes in the financial position of PETX except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of PETX, and will be consistent with the representations made by PETX hereunder.
(b) there has not been any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of PETX whether or not covered by insurance;
(c) there has not been any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of PETX capital stock;
(d) there has not been any sale of an asset (other than in the ordinary course of business) or any mortgage pledge by PETX of any properties or assets; or
(e) there has not been adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.
(f) there has not been any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;
(g) there has not been any increase in the annual level of compensation of any executive employee of PETX;
(h) except in the ordinary course of business, PETX has not entered into or modified any contract, agreement or transaction; and
(i) PETX has not issued any equity securities or rights to acquire equity securities.
3.6 Taxes. PETX has timely filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date, and there are no deficiencies outstanding.
3.7 Compliance with Laws. PETX has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of PETX or the trading market for the PETX Shares and specifically, and PETX has complied with provisions for registration under the Securities Act and all applicable blue sky laws in connection with its public stock offering and there are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto.
3.8 Actions and Proceedings. PETX is not a party to any material pending litigation or, to its knowledge, any governmental proceedings are threatened against PETX.

3.9 Periodic Reports. PETX is current in the filing of all forms or reports with the Securities and Exchange Commission (“SEC”), and has been a reporting company under Exchange Act. All such reports and statements filed by PETX with the SEC (collectively, “SEC Reports”) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.
3.10 Disclosure. PETX has (and at the Closing it will have) disclosed in writing to CJVE all events, conditions and facts of which PETX has Knowledge affecting the business, financial conditions or results of operation of PETX that are not set forth in PETX’s filings with the SEC and that could reasonably be expected to materially and adversely affect PETX and CJVE following the Closing.
3.11 Access to Records. The corporate financial records, minute books, and other documents and records of PETX have been made available to CJVE prior to the Closing.
3.12 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:
(a) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which PETX is a party or by or to which it or any of its assets or properties may be bound or subject;
(b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, PETX or upon the securities, properties or business to PETX; or
(c) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.
3.14 Brokers or Finders. No broker’s or finder’s fee will be payable by PETX in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of PETX.
3.15 Authority to Execute and Perform Agreements. PETX has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of PETX enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by PETX of this Agreement, in accordance with its respective terms and conditions will not:
(a) require the approval or consent of any governmental or regulatory body or the approval or consent of any other person;
(b) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to PETX, or any instrument, contract or other agreement to which PETX is a party or by or to which PETX is bound or subject; or
(c) result in the creation of any lien or other encumbrance on the assets or properties of PETX.

3.16 Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of PETX has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.
3.17 Bulletin Board Trading Status. PETX shall be in compliance with all requirements for, and PETX Common Stock, shall continue to be quoted on, the Electronic Bulletin Board on the Closing Date, such that the PETX Common Stock may continue to be so quoted without interruption following the Closing Date.
ARTICLE 4
CONDITIONS PRECEDENT
4.1 Conditions Precedent to the Obligations of CJVE and the CJVE Stockholder Parties. The obligation of CJVE and the CJVE Stockholder Parties to consummate the Share Exchange and the Note Exchange are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions; any one of which may be waived at Closing by CJVE, on behalf of itself and the CJVE Stockholder Parties (the “CJVE Common Stockholders’ Representative”):
(a) The representations and warranties by or on behalf of PETX contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time;
(b) PETX shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing, including, without limitation, all of the covenants and agreements of PETX set forth in Article 5 of this Agreement;
(c) On the Closing Date, the PETX Chief Executive Officer shall have delivered to CJVE a certificate, duly executed by such Person and certifying, that to the best of such Person’s knowledge and belief, the representations and warranties of PETX set forth in this Agreement are true and correct;
(d) On or before the Closing, the Board of Directors of PETX shall have approved, in accordance with Nevada law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable PETX to comply with the terms of the Agreement;
(e) On or before the Closing Date, the PETX Principal Stockholder shall have contributed back to the treasury of PETX such number of the shares of PETX Common Stock then owned by the PETX Principal Stockholder, that the aggregate number of shares of PETX Common Stock outstanding shall not exceed 700,000 shares of PETX Common Stock;
(f) At the Closing, all instruments and documents delivered to CJVE and the Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for CJVE;
(g) PETX shall have issued to the CJVE Stockholder Parties the Exchange Shares.
The Exchange Shares issued at the Closing will be validly issued, non-assessable and fully paid under the Nevada Revised Statutes and the issuance and sale of the Exchange Shares shall be exempt from registration under the Securities Act and qualification under all state securities laws.

4.2 Conditions Precedent to the Obligations of PETX and the PETX Principal Stockholder . All obligations of PETX and the PETX Principal Stockholder under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions (any one of which may be waived at Closing by PETX):
(a) The representations and warranties by CJVE and the CJVE Stockholder Parties contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;
(b) CJVE and the CJVE Stockholder Parties shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;
(c) On the Closing Date, the CJVE Principal Executive Officer shall have delivered to PETX a certificate, duly executed by such Person and certifying, that to the best of such Person’s knowledge and belief, the representations and warranties of CJVE set forth in this Agreement are true and correct in all material respects.
(d) PETX shall have received reasonable assurance from CJVE that each CJVE Security Holder (other than holders of CJVE options) has duly executed, no earlier than six months prior to the Closing Date, an “Investment Letter” in form and substance reasonably satisfactory to PETX making the representations that PETX reasonably deems necessary to confirm that it may issue the PETX Securities to the CJVE Security Holders without registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D thereunder, which representations shall include that the PETX Securities are being acquired for investment purposes and that the CJVE Security Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D.
ARTICLE 5
COVENANTS
5.1 Corporate Examinations and Investigations. Prior to the Closing Date, the Parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.
5.2 Further Assurances. The Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.3 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, Parties agree to keep confidential any information disclosed to each other in connection therewith for a period of three (3) years from the date hereof; provided, however, such obligation shall not apply to information which:
(i)	at the time of the disclosure was public knowledge;

(ii)	is required to be disclosed publicly pursuant to any applicable federal or state securities laws;

(iii)	after the time of disclosure becomes public knowledge (except due to the action of the receiving party);

(iv)	the receiving party had within its possession at the time of disclosure; or

(v)	is ordered disclosed by a Court of proper jurisdiction.
5.4 Covenants of PETX.
(a) Expenses. PETX agrees to pay all outstanding indebtedness and payables prior to the Closing and agrees not to incur any costs or expenses that it does not pay prior to the Closing.
(b) Warrants, Options. PETX shall cause its outstanding warrants and options to be exercised or terminated prior to the Closing and agrees not to issue prior to the Closing any warrants, options or other rights to acquire capital stock of PETX.
(c) Validity of Exchange Shares. At the Closing, the Exchange Shares to be issued and delivered to the CJVE Stockholder Parties hereunder will, when so issued and delivered, constitute valid and legally issued shares of PETX Common Stock, fully paid and non-assessable.
5.7 Post-Closing Covenants. Promptly following the Closing Date the Board of Directors of PETX shall approve the following matters and submit such actions to the PETX Stockholders for stockholder approval:
(a) Change of Corporate Name and Address. PETX shall change its corporate name to “WOOZYFLY INC.” or such other corporate name as shall be acceptable to the CJVE Principal Stockholders. PETX shall change its principal place of business to 19 West 59th Street, 6th Floor, New York, New York 10012.
(b) Stock Split. PETX shall split the PETX Common Stock such that the number of shares of PETX Common Stock held by the stockholders whose names appear on the register of stockholders and the register of beneficial stockholders immediately after the Closing shall be split at the ratio of 6 shares for each share.
(c) Stock Option Plan. PETX shall adopt an incentive stock option plan for key employees, directors, consultants and others providing services to PETX and CJVE, pursuant to which up to 10,000,000 shares of PETX Common Stock shall be authorized for issuance upon such terms and conditions as shall be recommended by the compensation committee and approved by a majority of the members of the board of directors.
(d) The Loan Transaction. PETX shall consummate the Loan Transaction with the parties to the Loan Agreement.

5.8 Boards of Directors; Officers. At the Closing Date of the Share Exchange, the members of the Board of Directors of PETX shall elect the current directors of CJVE, to serve as directors of PETX until the earlier of their death, resignation or removal or until the next annual meeting of the stockholders of PETX, when their respective successors are duly elected and qualified. On the Closing Date, the newly constituted Board of Directors of PETX shall elect the officers of CJVE to be directors of PETX, and PETX’s existing executive officers shall resign.
5.9 Required Audits and Form 8-K Registration Statement. By not later than the Closing Date, CJVE and the CJVE Principal Stockholders shall have caused to have been delivered to PETX a definitive final draft of a Form 8-K Current Report to include all appropriate financial statements and disclosures of the business, management, risk factors, capitalization and principal security holders of PETX and its CJVE subsidiary (after giving effect to the Share Exchange), as shall be required under the Exchange Act (the “Form 8-K Report”). PETX shall cause the Form 8-K Report to be filed with the SEC not later than four (4) Business Days after the Closing Date. In connection with the foregoing, PETX and the PETX Principal Stockholder shall assist and cooperate with CJVE in complying with the covenants set forth in this Section 5.9.
5.10 Indemnification of Officers and Directors. It is the intention of the Parties that PETX and CJVE shall indemnify its officers and directors to the fullest extent permitted by Nevada and Delaware law, as applicable. In such connection, the Parties agree not to amend their respective articles or certificate of incorporation or by-laws if such amendment shall have the effect of reducing, terminating or otherwise adversely affecting the indemnification rights and privileges applicable to officers and directors of each of PETX and CJVE, as the same are in effect immediately prior to the Closing Date.
5.11 Voting for Transactions. Each of the CJVE Principal Stockholders hereby covenants and agrees to vote all of its shares of PETX Common Stock IN FAVOR of the transactions contemplated by this Agreement.
5.12 Expenses. It is understood and agreed that following the execution of this Agreement, any and all expenses with respect to any filings, documentation and related matters with respect to the consummation of the transactions contemplated hereby shall be the sole responsibility of CJVE, and neither PETX nor the PETX Principal Stockholder shall be responsible for any such expenses or fees associated with such filings; provided, however, that PETX and the PETX Principal Stockholder shall fully cooperate and execute all required documents as indicated.
ARTICLE 6
SURVIVAL OF REPRESENTATIONS AND WARRANTIES
Notwithstanding any right of either party to investigate the affairs of the other party and its Shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its Shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for eighteen (18) months following the Closing.

ARTICLE 7
INDEMNIFICATION; DISPUTE RESOLUTION.
7.1 Indemnification by CJVE.
(a) From and after the Closing, the CJVE shall indemnify and hold harmless PETX, the PETX Principal Stockholder and their Affiliates, directors, officers and employees (collectively, the “PETX Parties”) from and against any and all direct Damages finally awarded arising out of, resulting from or in any way related to:
(i) a breach by CJVE or the CJVE Stockholder Parties of their representations and warranties contained herein, or
(ii) the failure to perform or satisfy, when due, any of the covenants and agreements made by CJVE and the CJVE Stockholder Parties in this Agreement or in any other document or certificate delivered by CJVE or the CJVE Stockholder Parties at the Closing pursuant hereto.
(b) Notwithstanding the foregoing, the indemnification obligations of CJVE and the CJVE Stockholder Parties under Section 7.1(a)(i) above shall (i) as to each individual CJVE Shareholder Party be limited to the extent of the Market Value of the number of Exchange Shares received by such CJVE Stockholder Party that is liable for indemnification hereunder (the “Indemnity Cap”), (ii) only arise if a claim for Damages shall be made in writing by one or more PETX Parties to CJVE or the CJVE Stockholder Parties by December 31, 2008, and (iii) only be applicable to Damages incurred by PETX Parties in excess of $150,000 (the “Indemnity Floor”). There shall be no time limitation with respect to the matters contemplated by Section 7.1(a)(ii) above, and such indemnity obligations shall survive indefinitely. Any payment made to any of PETX Parties by the CJVE Stockholder Parties pursuant to the indemnification obligations under this Section 7.1 shall constitute a reduction in value of the Share Exchange paid pursuant to this Agreement.
(c) In the event that any claim for Damages shall be asserted against any of PETX Parties for which the CJVE Stockholder Parties is liable to indemnify against pursuant to this Section 7.1, the CJVE Stockholder Parties shall have the sole right to conduct, at their expense, the defense of any and all such claims with counsel of their choosing, and shall have the sole right to effect any financial settlement of any such claims for Damages; provided, however, that if any such settlement would result in any injunction or restrictions on the Business or any other activities of any of PETX Parties, or otherwise require any of PETX Parties to pay any ongoing royalties or other payments to any Person, no such settlement may be effected by the CJVE Stockholder Parties without the prior written consent of the affected PETX Party or Parties.
7.2 Indemnification by PETX Principal Stockholder.
(a) From and after the Closing, and provided that the Closing shall occur, the PETX Principal Stockholder shall indemnify and hold harmless each of PETX, CJVE and the CJVE Stockholder Parties and their Affiliates from and against any and all direct Damages finally awarded arising out of, resulting from or in any way related to:
(i) a material breach by PETX and the PETX Principal Stockholder of their respective representations and warranties contained herein, or
(ii) a material breach by PETX or the PETX Principal Stockholder of any obligation or agreement under this Agreement required to be performed prior to the Closing.
Notwithstanding the foregoing, the PETX Principal Shareholder shall have no obligation to indemnify under Section 7.2(a) for any violation by PETX of the Securities Act, the Exchange Act or any state securities laws in connection with this Agreement and the transactions contemplated by this Agreement, including without limitation the issuance of the PETX Securities.

(b) In the event that any claim for Damages shall be asserted against any of CJVE, PETX or the CJVE Stockholder Parties or their Affiliates for which PETX Principal Stockholder is liable to indemnify against pursuant to this Section 7.2, the PETX Principal Stockholder shall have the sole right to conduct, at his expense, the defense of any and all such claims with counsel of their choosing, and shall have the sole right to effect any financial settlement of any such claims for Damages; provided, however, that if any such settlement would result in any injunction or restrictions on any of CJVE, PETX or the CJVE Stockholder Parties or their Affiliates, or otherwise require any of such Persons or their Affiliates to pay any ongoing royalties or other payments to any other Person, no such settlement may be effected by the PETX Principal Stockholder without the prior written consent of the board of directors of PETX.
7.3 Resolution of Disputes. Any dispute arising under this Agreement which cannot be resolved among the Parties shall be submitted to final and binding arbitration in accordance with the then prevailing rules and regulations of the American Arbitration Association (the “AAA”), located in New York, New York. There shall be three arbitrators, one selected by the claimant, one selected by the respondent and the third arbitrator selected by the AAA. The decision and award of the arbitrators shall be final and binding upon all Parties and may be enforced in any federal or state court of competent jurisdiction. Service of process on any one or more Parties in connection with any such arbitration may be made by registered or certified mail, return receipt requested or by email or facsimile transmission.
ARTICLE 8
MISCELLANEOUS
8.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.
8.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the Parties or the duly authorized representatives of the respective Parties.
8.3 Assignment. This Agreement is not assignable except by operation of law.
8.4 Notice. Until otherwise specified in writing, the mailing addresses and fax numbers of the Parties of this Agreement shall be as follows:

To: PETX:

c/o C J Vision Enterprises, Inc. 59 West 19th Street, 6th Floor New York, New York 10011 Attn: Chief Executive Officer

To: the PETX Principal Stockholder:

Renea Yamada 5219 S. Pittsburg Street Spokane, WA 99223

To: CJVE:

C J Vision Enterprises, Inc. 59 West 19th Street, 6th Floor New York, New York 10011 Attn: Chief Executive Officer

cc:	Jeanne Drewsen, Esq. 59 West 19th Street, 6th Floor New York, New York 10011

To: The CJVE Principal Stockholders and CJVE Convertible Noteholders:

c/o C J Vision Enterprises, Inc. 59 West 19th Street, 6th Floor New York, New York 10011 Attn: Chief Executive Officer
Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.
8.5 Legal Counsel. CJVE has been represented by Gary A. Agron, Esq. (“Agron”) in connection with this Agreement and Pet Express has been advised by separate counsel selected by it. The parties acknowledge that Agron has previously represented affiliates of PETX in connection with other matters. Both parties waive by execution hereof any potential for a conflict of interest that may arise in connection with Agron’s prior representation of the parties and specifically waive any conflict of interest, claim or cause of action that may arise in connection with such prior representation.
8.6 Governing Law. This Agreement shall be construed, and the legal relations between the Parties determined, in accordance with the laws of the State of New York, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.
8.7 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.
8.8 Entire Agreement. This Agreement (including the Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the Parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.
8.9 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.10 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.
8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.
8.12 Binding Effect. This Agreement shall be binding upon the Parties hereto and inure to the benefit of the Parties, their respective heirs, administrators, executors, successors and assigns.
8.13 Facsimile Signatures. The Parties hereby mutually agree that this Agreement may be executed by facsimile signatures of any one or more Parties, each of which shall have the same legal and binding force and effect as ribbon original signatures.
8.14 Press Releases. The Parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.
[the balance of this page intentionally left blank — signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

PET EXPRESS SUPPLY, INC.
By:
Renea Yamada
President

RENEA YAMADA

C J VISION ENTERPRISES, INC.
By:
Jonathan Bomser,
President and CEO

CJVE PRINCIPAL STOCKHOLDERS: DIGITAL FX INTERNATIONAL, INC.
By:
Name:
Title:

BHI HOLDINGS, INC.
By:
Name:
Title:

WF HOLDINGS, LLC
By:
Name:
Title:

VISION OPPORTUNITY MASTER FUND, LTD.
By:
Name:
Title:

PETER NEWMAN

CJVE CONVERTIBLE NOTEHOLDERS: CORPORATE COMMUNICATIONS NETWORK, INC.
By:
Name:
Title:

LYNN COLE CAPITAL CORP.
By:
Name:
Title:

MKM OPPORTUNITY MASTER FUND, LTD.
By:
Name:
Title:

ADDITIONAL CJVE STOCKHOLDER:

Name of Stockholder

Signature of Stockholder

SCHEDULES
CJVE Schedules
Schedule 2.2 CJVE Warrants and Options currently in existence
Schedule 2.3 Holders of Issued and Outstanding CJVE Securities
Schedule 2.4 CJVE Financial Statements
Schedule 2.6 Material Adverse Changes
Schedule 2.11 Material Contracts; Leases
Schedule 2.13 List of Assets
Schedule 2.14 Undisclosed Liabilities
Schedule 2.15 Changes in Operations